Exhibit 99.1

Applied DNA Reports Third Quarter Fiscal 2022 Financial Results

- Clinical Testing Services Drive Revenue Growth of 153% Year-Over-Year to $4.3 Million -

- Post-Quarter Close Cash Balance of $16.8 Million Includes Proceeds from Upsized Public Offering and Warrant Exercises -

- Company to Hold Conference Call and Webcast Today, August 11, 2022, at 4:30 PM ET -

STONY BROOK, N.Y. – August 11, 2022 – Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”), a leader in PCR-based DNA technologies, today announced consolidated financial results for the third quarter of fiscal 2022, ended June 30, 2022. The Company’s results are in line with preliminary selected quarterly results issued in the Company’s Form S-1/A filed on August 1, 2022.

“We executed well in the fiscal third quarter, managing our financial results through COVID-19 testing seasonality inherent to our academia-heavy client base and the implementation of cost management initiatives to optimize our cost structure and reallocate resources towards our strategic growth pillars to drive long-term growth,” stated Dr. James A. Hayward, president and CEO of Applied DNA. “Revenues increased substantially year-over-year driven by continued demand for fast, accurate detection of COVID-19 especially considering the high transmissibility of the new sub-variants. Fiscal management remained a key focus, resulting in a 15% sequential decline in total operating expenses and a halving of our average monthly cash burn rate since the beginning of this fiscal year. These organizational adjustments underscore our commitment to our LinearDNA platform's value-creation potential and to sustainable long-term growth.

“Our performance during the quarter was notable also for the groundwork laid for multiple inflection points over the balance of the current fiscal year and as we look ahead to fiscal 2023,” continued Dr. Hayward. “Notably, we ramped up the positioning of our LinearDNA™ platform as an alternative to plasmids (pDNA) to service the growing global demand for DNA for genetic medicines. We have determined that the platform’s near-term opportunity lies in its use as a replacement for pDNA in the manufacture of mRNA therapeutics. To that end, we recently presented for the first-time key data demonstrating the numerous advantages of using linearDNA to manufacture mRNA at an industry conference. The industry’s receptivity to linearDNA gives us confidence that we are at the right place and at the right time with a cell-free workflow for mRNA manufacture that is potentially more cost-effective and more scalable than pDNA and, in our view, even outpaces our competition in certain use cases. We are moving to cultivate linearDNA supply contracts across the mRNA production spectrum, from therapy developers to contract development and manufacturing organizations.

“At ADCL, we believe the recent receipt of a 12-month contract extension from the City University of New York (CUNY),our largest client for COVID-19 testing services, serves as a solid foundation for continued revenue. Having established ADCL’s workflow with high-throughput COVID-19 testing and with its access to the Company’s DNA expertise, ADCL can develop molecular diagnostics quickly and, we believe, profitably,” continued Dr. Hayward. “Our ongoing development of a monkeypox virus test and pharmacogenomics (PGx) panel offers the excellent potential for uplift in ADCL’s profit margin upon commercialization. We are on track to submit the validation package for the monkeypox test in the coming weeks and anticipate the commercial launch of the PGx panel in early 2023, both contingent on the New York State Department of Health (NYSDOH) approval as Laboratory Developed Tests (LDTs). Armed with an approved LDT, ADCL can serve as a reference lab to hospital systems and larger clinical labs in New York State and clinical labs in many other States that accept clinical labs permitted under the NYSDOH Clinical Laboratory Evaluation Program.

“As for our supply chain integrity business, we believe the implementation of the Uyghur Forced Labor Prevention Act (UFLPA) on June 21 is driving the industry’s conversations around regulatory compliance towards our CertainT® authentication platform following the Federal government’s recognition of isotopic testing and DNA traceability as evidence of compliance with the UFLPA. CertainT’s layered, technology-first, and forensic approach, we believe, makes it ideally suited to enable customers to withstand the rigor of a Customs and Border Protection inquiry of goods about to enter the U.S. marketplace that can also serve to secure brands’ supply chains and backstop their product claims. We have begun to onboard new CertainT clients for isotopic testing catalyzed by the UFLPA while concurrently pursuing sales opportunities both domestically and internationally catalyzed by the need to differentiate cottons and production from those under the UFLPA’s scrutiny.”

Concluded Dr. Hayward, “Subsequent to the close of the quarter, we closed on an equity offering primarily to fund the further development of our LinearDNA platform and support the expansion of ADCL’s diagnostics offering through commercialization. We are focused on advancing the LinearDNA platform to serve as the common denominator for the next generation of DNA-based therapies - beyond mRNA to DNA vaccines and gene and cell therapies. We believe we are well positioned for future growth with a strengthened balance sheet supporting our pivot towards a growing biotherapeutics opportunity.”

Third Quarter Fiscal 2022 Financial Highlights:

•	Revenues increased 153% for the third quarter of fiscal 2022 to $4.3 million, compared with $1.7 million reported in the same period of the prior fiscal year and decreased 30% from $6.1 million for the second quarter of fiscal 2022. The increase in revenues year-over-year was due primarily to an increase in clinical laboratory service revenues from the safeCircle™ COVID-19 testing platform of $3.1 million. This increase was offset by a decrease in product revenues of approximately $420 thousand due mainly to a decrease in sales of the Linea™ 1.0 COVID-19 Assay Kit and supplies.

•	Gross profit for the three months ended June 30, 2022, was $1.0 million, or 24%, compared with $584 thousand and 34% for the same period in the prior fiscal year. The decline in the gross profit percentage was the result of a significant portion of our clinical laboratory service revenues coming from the testing contracts where we also provide and staff the testing centers, as these contracts have higher costs associated with them as compared to our surveillance testing contracts.

•	Total operating expenses decreased to $3.9 million for the third quarter of fiscal 2022, compared with $4.0 million in the prior-year quarter and decreased from $4.5 million for the second quarter of fiscal 2022. The year-over-year decrease is primarily attributable to a decrease in research and development expenses of approximately $279 thousand, offset by an increase in selling, general and administrative expenses of approximately $130 thousand.

•	Net loss applicable to common stockholders for the third quarter of fiscal 2022, was $1.1 million, or $0.13 per share, compared with a net loss of $3.4 million, or $0.48 per share, for the prior-year quarter.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $2.3 million and negative $2.8 million for the third quarters of fiscal 2022 and 2021, respectively. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents stood at $4.7 million on June 30, 2022, compared with $6.6 million as of September 30, 2021. Cash and cash equivalents do not include the proceeds from a public offering that closed on August 8, 2022, which raised gross proceeds of $12 million and warrant exercises on August 8, 2022, totaling $3.6 million.

Third Quarter Fiscal 2022 Conference Call Information

The Company will hold a conference call and webcast to discuss its third quarter fiscal 2022 financial results today, Thursday, August 11, 2022, at 4:30 PM ET. To participate in the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

To Participate:

•	Participant Toll Free:1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences call

Live and Replay of webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=ZseYEdDH

Telephonic replay (available 1 hour following the conclusion of the live call through August 18, 2022):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 7769802

Presentation slides will also be posted to the “News & Events” section of the Applied DNA website at https://investors.adnas.com/ and embedded into the live webcast.

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid ("DNA"). Using the polymerase chain reaction ("PCR") to enable both the production and detection of DNA, we operate in three primary business markets: (i) the manufacture of DNA for use in nucleic acid-based therapeutics; (ii) the detection of DNA in molecular diagnostics testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company's common stock is listed on NASDAQ under the ticker symbol 'APDN,' and its publicly traded warrants are listed on OTC under the ticker symbol 'APPDW.'

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, the substantial doubt about its ability to continue as a going concern, the unknown amount of revenues and profits that will result from any COVID-19 testing contract, limited market acceptance, future clinical data and analysis, including whether any of Applied DNA’s or its partner’s therapeutic candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration (FDA),  the U.S. Department of Agriculture (USDA)  or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the FDA, the USDA or equivalent foreign regulatory agencies, the unknown limited duration of any Emergency Use Authorization (EUA) approval from  FDA and whether EUA approval will be granted by the FDA, changes in guidance promulgated by the CDC, FDA and/or CMS relating to COVID-19 testing, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology approved for therapeutic use, Applied DNA's  unknown ability to successfully enter into commercial contracts for the implementation of its CertainT® platform, whether a monkeypox virus test can be successfully developed and be approved by NYSDOH, and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including its  Annual Report on Form 10-K filed on December 9, 2021,  its Quarterly Reports on Form 10-Q filed on February 10, 2022, May 12, 2022, and August 11, 2022 and other reports it  files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2022	2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$4,681,878	$6,554,948
Accounts receivable, net of allowance of $39,821 and $29,821 at June 30, 2022 and September 30, 2021, respectively	2,858,966	2,804,039
Inventories	1,172,320	1,369,933
Prepaid expenses and other current assets	554,639	568,881
Total current assets	9,267,803	11,297,801

Property and equipment, net	2,557,475	3,023,915

Other assets:
Deposits	94,982	95,040
Total assets	$11,920,260	$14,416,756

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,527,131	$2,991,343
Deferred revenue	757,264	281,000
Total current liabilities	4,284,395	3,272,343

Long term accrued liabilities	31,467	31,467
Common Warrant liability	809,700	-
Total liabilities	5,125,562	3,303,810

Commitments and contingencies (Note G)

Applied DNA Sciences, Inc. stockholders’ equity:

Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of June 30, 2022 and September 30, 2021, respectively	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of June 30, 2022 and September 30, 2021, respectively	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of June 30, 2022 and September 30, 2021, respectively	-	-

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of June 30, 2022 and September 30, 2021, 8,982,520 and 7,486,120 shares issued and outstanding as of June 30, 2022 and September 30, 2021, respectively	8,984	7,488
Additional paid in capital	298,624,138	295,228,272
Accumulated deficit	(291,836,869)	(284,122,092)
Applied DNA Sciences, Inc. stockholders’ equity:	6,796,253	11,113,668
Noncontrolling interest	(1,555)	(722)
Total equity	6,794,698	11,112,946

Total liabilities and equity	$11,920,260	$14,416,756

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND NINE MONTHS ENDED JUNE 30, 2022, AND 2021

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Revenues
Product revenues	$219,765	$639,637	$1,454,427	$2,154,844
Service revenues	182,796	234,070	570,759	678,896
Clinical laboratory service revenues	3,893,810	826,613	12,584,174	3,154,263
Total revenues	4,296,371	1,700,320	14,609,360	5,988,003

Cost of product revenues	307,049	577,480	1,211,959	1,215,499
Cost of clinical laboratory service revenues	2,950,064	538,626	8,760,520	1,356,956
Total cost of product and clinical laboratory service revenues	3,257,113	1,116,106	9,972,479	2,572,455

Gross profit	1,039,258	584,214	4,636,881	3,415,548

Operating expenses:
Selling, general and administrative	3,013,967	2,883,812	11,224,015	9,349,647
Research and development	863,025	1,142,111	3,013,162	2,861,657
Total operating expenses	3,876,992	4,025,923	14,237,177	12,211,304

LOSS FROM OPERATIONS	(2,837,734)	(3,441,709)	(9,600,296)	(8,795,756)

Interest income	-	3,572	5,813	11,975
Loss on extinguishment of debt	-	-	-	(1,774,662)
Gain on extinguishment of notes payable	-	-	-	839,945
Unrealized gain on change in fair value of the Common Warrants	1,758,200	-	2,540,700	-
Transaction costs related to warrant liabilities	-	-	(391,335)	-
Other expense, net	(45,263)	(8,578)	(160,387)	(52,357)

Loss before provision for income taxes	(1,124,797)	(3,446,715)	(7,605,505)	(9,770,855)

Provision for income taxes	-	-	-	-

NET LOSS	(1,124,797)	(3,446,715)	(7,605,505)	(9,770,855)

Less: Net loss (income) attributable to noncontrolling interest	576	(2,278)	833	(4,494)
NET LOSS attributable to Applied DNA Sciences, Inc.	(1,124,221)	(3,448,993)	(7,604,672)	(9,775,349)
Deemed dividend related to warrant modifications	-	-	110,105	-
NET LOSS attributable to common stockholders	$(1,124,221)	$(3,448,993)	$(7,714,777)	$(9,775,349)

Net loss per share attributable to common stockholders-basic and diluted	$(0.13)	$(0.48)	$(0.94)	$(1.45)

Weighted average shares outstanding- basic and diluted	8,982,520	7,235,031	8,184,807	6,724,503

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended June 30,
	2022	2021
Net Loss	$(1,124,797)	$(3,446,715)
Interest expense (income), net	-	(3,572)
Depreciation and amortization	321,185	247,771
Provision for bad debt	-	(13,392)
Unrealized gain on change in fair value of Common Warrants	(1,758,200)	-
Stock based compensation expense	272,914	410,429
Total non-cash items	(1,164,101)	641,236
Consolidated Adjusted EBITDA (loss)	$(2,288,898)	$(2,805,479)

	Nine Month Period Ended June 30,
	2022	2021
Net Loss	$(7,605,505)	$(9,770,855)
Interest expense (income), net	(5,813)	(11,975)
Depreciation and amortization	962,800	544,564
(Gain) Loss on extinguishment of debt	-	934,717
Provision for bad debt	10,000	6,245
Unrealized gain on change in fair value of Common Warrants	(2,540,700)	-
Transaction costs allocated to warrant liabilities	391,335	-
Stock based compensation expense	2,245,749	1,631,175
Total non-cash items	1,063,371	3,104,726
Consolidated Adjusted EBITDA (loss)	$(6,542,134)	$(6,666,129)

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